Exhibit 99.2
NEUSTAR, INC. Supplemental Information Earnings Report July 28, 2010

Statement of Operations
by Segments

Segment Revenue, $ in 000s	2009 Quarter Ended,				Full-Year	2010 Quarter Ended,	
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	2009	Mar 31,	Jun 30,
Carrier Services							
Numbering Services	78,469	79,759	80,972	90,313	329,513	90,701	90,927
Order Management Services	4,964	5,072	4,919	6,028	20,983	4,521	4,200
IP Services	4,610	4,337	4,202	6,826	19,975	4,566	3,894
Total Carrier Services revenue	**88,043**	**89,168**	**90,093**	**103,167**	**370,471**	**99,788**	**99,021**
Enterprise Services							
Internet Infrastructure Services (IIS)	11,845	12,957	13,741	17,088	55,631	15,448	15,582
Registry Services	13,300	13,639	13,369	13,975	54,283	13,755	14,389
Total Enterprise Services revenue	**25,145**	**26,596**	**27,110**	**31,063**	**109,914**	**29,203**	**29,971**
Total consolidated revenue	**113,188**	**115,764**	**117,203**	**134,230**	**480,385**	**128,991**	**128,992**

Segment contribution, $ in 000s	2009 Quarter Ended,				Full-Year	2010 Quarter Ended,	
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	2009	Mar 31,	Jun 30,
Carrier Services	73,362	72,323	74,664	88,742	309,091	86,069	84,332
Enterprise Services	9,184	11,318	12,267	13,361	46,130	12,788	13,261
Total segment contribution	**82,546**	**83,641**	**86,931**	**102,103**	**355,221**	**98,857**	**97,593**

Carrier Services:
Numbering Services – We operate and maintain authoritative databases for telephone number resources utilized by our carrier customers and manage the telephone number lifecycle. The services utilizing these databases include our contracts to provide NPAC Services in the United States and Canada, International LNP Services (Taiwan and Brazil), Number Administration and Statements of Work (SOW) related to NPAC Services.
Order Management Services – Our Order Management Services (OMS) permit carrier customers, through a single interface, to exchange essential operating data with multiple carriers in order to provision services.
IP Services – We provide scalable IP services to carriers which allow them to manage access for the routing of IP communications.

Enterprise Services:
Internet Infrastructure Services – We provide a suite of domain name systems (DNS) services to our enterprise customers built on a global directory platform. These services include Ultra Services and Webmetrics Performance Management.
Registry Services – We operate the authoritative registries for certain Internet domain names and operate the authoritative U.S. Common Short Code (CSC) registry on behalf of wireless carriers in the United States. These services include the registry services for .biz, .us, .tel and .travel domain names, as well as the registry for U.S. Common Short Codes.

Note: Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $43.6 million and $50.6 million for the three months ended June 30, 2009 and 2010, respectively and totaled $87.4 million and $107.5 million for the six months ended June 30, 2009 and 2010, respectively.

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Key Performance Metrics by Revenue Categories 3 Metrics Full-Year Revenue category Mar 31, Jun 30, Sep 30, Dec 31, 2009 Mar 31, Jun 30, Carrier Services NPAC Services transactions (in thousands) 99,060 96,104 99,197 100,612 394,973 96,063 106,494 Functionality Enhancements NPAC SOWs ($ in 000s) - - 988 1,748 2,736 1,593 1,007 Enterprise Services Functionality Enhancements IIS's SOWs ($ in 000s) - - - 2,625 2,625 875 805 IIS queries (in billions) 641 835 1,009 1,052 3,537 1,115 1,159 IIS new customers 257 222 284 251 1,014 242 234 IIS upgrades 200 255 283 256 994 300 337 Registry - domain names under management (in thousands) 3,995 4,039 4,071 4,094 4,094 4,112 4,142 CSC - codes under management 3,031 3,012 3,031 3,064 3,064 3,203 3,570 2009 Quarter Ended, 2010 Qtr Ended,

Expense by Cost by Quarter and as a Percentage of Revenue 4 Full-Year Mar 31, Jun 30, Sep 30, Dec 31, 2009 Mar 31, Jun 30, Revenue ($ in 000s) 113,188 115,764 117,203 134,230 480,385 128,991 128,992 Expense by type ($ in 000s) Cost of revenue (excl. Depreciation & Amortization) 27,843 28,336 26,629 30,452 113,260 29,113 29,844 % of Revenue 25% 24% 23% 23% 24% 23% 23% Sales and marketing 19,507 19,239 20,447 24,178 83,371 22,854 22,028 % of Revenue 17% 17% 17% 18% 17% 18% 17% Research and development 4,313 4,514 3,948 3,385 16,160 4,078 3,278 % of Revenue 4% 4% 3% 3% 3% 3% 3% General and administrative 13,501 14,301 13,472 14,700 55,974 18,449 15,653 % of Revenue 12% 12% 11% 11% 12% 14% 12% Depreciation & Amortization 9,245 9,332 9,538 9,925 38,040 10,143 10,006 % of Revenue 8% 8% 8% 7% 8% 8% 8% Restructuring charges - - 2,733 3,289 6,022 2,349 1,217 % of Revenue 0% 0% 2% 2% 1% 2% 1% Total Operating Expense 74,409 75,722 76,767 85,929 312,827 86,986 82,026 2009 Quarter Ended, 2010 Qtr Ended,

Expense Details Other Details and Headcount 5 Stock-based compensation by type ($ in 000s) Full-Year Mar 31, Jun 30, Sep 30, Dec 31, 2009 Mar 31, Jun 30, Cost of revenue 379 805 182 568 1,934 591 746 Sales and marketing 1,011 1,470 921 1,156 4,558 1,201 1,435 Research and development 447 625 4 369 1,445 171 250 General and administrative 1,862 1,642 775 2,063 6,342 1,903 2,597 Total Stock-based compensation expense 3,699 4,542 1,882 4,156 14,279 3,866 5,028 Amortization of intangibles ($ in 000s) 2,264 1,947 1,860 1,734 7,805 1,196 1,157 Headcount by type Year-End Mar 31, Jun 30, Sep 30, Dec 31, 2009 Mar 31, Jun 30, Cost of revenue 373 374 368 352 352 423 396 Sales and marketing 273 264 278 283 283 306 294 Research and development 111 107 99 84 84 91 82 General and administrative 159 168 166 177 177 189 195 Total Headcount 916 913 911 896 896 1,009 967 2009 Quarter Ended, 2009 Quarter Ended, 2010 Qtr Ended, 2010 Qtr Ended,

Reconciliation of Segment Contribution

$ in 000s	2009 Quarter Ended,				Full-Year	2010 Qtr Ended,	
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	2009	Mar 31,	Jun 30,
Segment contribution							
Carrier Services	73,362	72,323	74,664	88,742	309,091	86,069	84,332
Enterprise Services	9,184	11,318	12,267	13,361	46,130	12,788	13,261
Total segment contribution	**82,546**	**83,641**	**86,931**	**102,103**	**355,221**	**98,857**	**97,593**
Indirect operating expenses:							
Cost of revenue (excl. Depreciation & Amortization)	16,249	15,810	15,442	19,592	67,093	18,860	18,306
Sales and marketing	3,747	3,482	4,083	4,125	15,437	4,604	4,084
Research and development	2,874	2,506	2,753	2,772	10,905	3,523	2,688
General and administrative	11,652	12,469	11,946	14,099	50,166	17,373	14,326
Depreciation & Amortization	9,245	9,332	9,538	9,925	38,040	10,143	10,006
Restructuring charges	-	-	2,733	3,289	6,022	2,349	1,217
Consolidated income from operations	**38,779**	**40,042**	**40,436**	**48,301**	**167,558**	**42,005**	**46,966**

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
Neustar reports its results in accordance with U.S. generally accepted accounting principles (GAAP). During the presentation, Neustar is also providing certain non-GAAP financial measures. Neustar cautions investors that the non-GAAP financial measures presented are intended to supplement Neustar's GAAP results and are not a substitute for such results. Additionally, the non-GAAP financial measures used by Neustar may differ from the non-GAAP financial measures used by other companies.

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